Exhibit(p)

                                      FUND

                                 CODE OF ETHICS
                                 --------------

         While affirming its confidence in the integrity and good faith of all of its officers and directors (references to a "director" apply to a trustee if the Fund is a business trust), the Fund recognizes that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of its officers and directors could place such individuals, if they engage in personal securities transactions, in a position where their personal interests may conflict with that of the Fund. In view of this and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 ("1940 Act"), the Fund has determined to adopt this Code of Ethics to specify and prohibit certain types of personal securities transactions that may create conflicts of interest and to establish reporting requirements and enforcement procedures.

         This Code is divided into three parts. The first part contains provisions applicable to officers, directors and portfolio managers who are directors, officers or employees of Scudder Kemper Investments, Inc. (or an affiliate thereof) which is the investment adviser to the Fund (the "Adviser"); the second part pertains to directors and honorary directors unaffiliated with the Adviser; and the third part contains record-keeping and other provisions.

         The Adviser imposes stringent reporting requirements and restrictions on the personal securities transactions of its personnel. The Fund has determined that the high standards established by the Adviser may be appropriately applied by the Fund to its officers and portfolio managers (all of whom are affiliated with the Adviser) and those of its directors who are affiliated with the Adviser and, accordingly, may have frequent opportunities for knowledge of and, in some cases, influence over, Fund portfolio transactions.

         In the experience of the Fund, directors and honorary directors who are unaffiliated with the Adviser have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by the Fund. Therefore, this Code contains separate provisions applicable to unaffiliated directors.

I.       Rules Applicable to Fund Officers, Directors and Portfolio Managers
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         Employed by the Adviser or by an Affiliate thereof.
         ---------------------------------------------------

         A.       Incorporation of Adviser's Code of Ethics.
                  ------------------------------------------

                  (1) Part 2, Part 6 and Part 10 of the Adviser's Code of Ethics, which is attached as Appendix A hereto, are hereby incorporated herein by reference as the Fund's Code of Ethics applicable to officers, directors and portfolio managers of the Fund who are directors, officers or employees of the Adviser or an affiliate thereof.

                  (2) A violation of Part 2 or Part 6 of the Adviser's Code of Ethics shall constitute a violation of the Fund's Code.
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         B.       Reports.
                  --------

                  (1) Officers, directors and portfolio managers of the Fund who are directors, officers or employees of the Adviser shall file the reports required under the Adviser's Code of Ethics with a Fund officer designated from time to time by the board of directors to receive such reports (the "Review Officer"), who shall be an officer of the Fund.

                  (2) The Review Officer shall submit confidential quarterly reports with respect to his/her personal securities transactions to an officer designated to receive his/her reports ("Alternate Review Officer"), who shall act in all respects in the manner prescribed herein for the Review Officer.

                  (3) A report filed with the Review Officer (or in the case of a report of the Review Officer, with the Alternate Review Officer) shall be deemed to be filed with each of the registered investment companies sponsored and/or managed by the Adviser of which the reporting individual is an officer, director, trustee or portfolio manager for which such officer acts as Review Officer.

         C.       Review.
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                  (1) The Review Officer shall compare the reported personal holdings and personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether a violation of this Code may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

                  (2) If the Review Officer determines that a violation of this Code has or may have occurred, he/she shall submit his/her written determination, together with the confidential quarterly report and any additional explanatory material provided by the individual to the President of the Fund, who shall make an independent determination of whether a violation has occurred.

         D.       Sanctions.
                  ----------

                  (1) If the President finds that a violation has occurred, he/she shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the board of directors of the Fund. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading, fines, and termination of employment.

                  (2) No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself. If a securities transaction of the President is under consideration, the Chairman of the Board or, in the absence of a Chairman of the Board, the

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                  Executive Vice President or, in the absence of an Executive
                  Vice President, any Vice President shall act in all respects in the manner prescribed herein for the President.

II.      Rules Applicable to Unaffiliated Directors and Honorary Directors.
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         A.       Definitions.
                  ------------

                  (1) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an unaffiliated director has or acquires. Application of this definition is explained in more detail in the Adviser's Code of Ethics, set forth as Appendix A hereto.

                  (2) "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides in general that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

                  (3) "Disinterested director" means a director or honorary director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

                  (4) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

                  (5) "Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations issued or guaranteed by the United States, bankers' acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments and shares of registered open-end investment companies. The term "security" includes any separate security which is convertible into, exchangeable for or which carries a right to purchase a security.

                  (6) "Unaffiliated director" means, for purposes of this Code, a director or honorary director of the Fund who is not a director, officer or employee of the Adviser or an affiliate thereof.

         B.       Prohibited Purchases and Sales.
                  -------------------------------

                  No unaffiliated director shall purchase or sell, directly or indirectly, any security in which he/she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his/her actual knowledge at the time of such purchase or sale:

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                  (1) is being considered for purchase or sale by the Fund or the Adviser, or was being so considered, within the most recent 15 days; or

                  (2) is being purchased or sold by the Fund or was purchased or sold by the Fund within the most recent 15 days.

                  A security will be deemed "being considered for purchase or sale" when a recommendation formulated by the Adviser to purchase or sell a security has been communicated to a Fund portfolio manager.

         C.       Preclearance.
                  -------------

                  Unaffiliated directors are not generally required to preclear their personal trades. In the event any such director has, however, within the 15 days prior to the personal trade he/she is considering, discussed (other than discussions held during the course of Fund board meetings) a specific security or company with a Fund officer or other person in a position to know about contemplated Fund transactions, preclearance with the Pre-Clearing Officer or Alternate Pre-Clearing Officer is required prior to trading such security or in any other security issued by such company.

         D.       Exempted Transactions.
                  ----------------------

                  The Prohibitions of Section IIB and the procedures designated in Section C of this Code shall not apply to:

                  (1) purchases or sales effected in any account over which the unaffiliated director has no direct or indirect influence or control;

                  (2) purchases or sales which are non-volitional on the part of either the unaffiliated director or the Fund;

                  (3) purchases which are part of an automatic dividend reinvestment plan;

                  (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  (5) purchases or sales of securities which are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund; and

                  (6) purchases or sales previously approved and confirmed in writing by the Pre-Clearing Officer or Alternate Pre-Clearing Officer appointed from time to time by the Board for this purpose.

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                  If in doubt, directors should discuss their situations with the Review Officer prior to relying on one of the exceptions listed above.

         E.       Reporting.
                  ----------

                  (1) Every unaffiliated director who is not a disinterested director shall file with the Review Officer a report containing the information described below in Section IIE(3) of this Code with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in IID applies; provided, however, that no person shall be required to make a report with respect to (i) transactions effected for any account over which such person does not have any direct or indirect influence or control, or (ii) transactions in securities which are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund. Each such director shall file with the Review Officer a report containing the information described in Section IE(6) below.

                  (2) Disinterested directors do not need to report personal security transactions except in the circumstances noted in this paragraph. Every disinterested director shall file with the Review Officer a report containing the information described in Section IIE(3) of this Code with respect to transactions in any security in which such disinterested director has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, whether or not one of the exemptions listed in Section IID applies, if such director at the time of that transaction, knew or, in the ordinary course of fulfilling his/her official duties as a director of the Fund, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director: (i) such security was purchased or sold by the Fund; or (ii) such security was being considered for purchase or sale by the Fund or the Adviser; provided, however, that a disinterested director shall not be required to make a report with respect to (a) transactions effected for any account over which such person does not have any direct or indirect influence or control, or (b) transactions in securities which are not permitted to be held or acquired by the Fund, provided that the securities that are the subject of the transaction are not convertible or exercisable into securities which are permitted to be held or acquired by the Fund.

                  (3) Every transaction report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           (a) the date of the transaction, the title and the number of shares, interest rate and maturity (if applicable) and the principal amount of each security involved;

                           (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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                           (c) the price at which the transaction was effected;
                           and

                           (d) the name of the broker, dealer or bank with or through whom the transaction was effected.

                  (4) Every report concerning a purchase or sale, including those prohibited under Section IIB hereof, with respect to which the reporting person relies upon one of the exemptions provided in Section IID shall contain a brief statement of the exemption relied upon and the circumstances of the transaction.

                  (5) Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the security to which the report relates.

                  (6) Within ten (10) days of commencing service as a director, each unaffiliated director who is not disinterested must disclose all holdings of securities (as defined above) in which he has beneficial ownership. Interested directors must file a report even if they have no holdings. Such report shall include the title, number of shares and principal amount of each security. Interested directors shall submit an Annual Statement of Securities Holdings as part of the annual ethics questionnaire.

         F.       Review.
                  -------

                  (1) The Review Officer shall compare the reported personal holdings and personal securities transactions with completed and contemplated portfolio transactions of the Fund to determine whether any transactions ("Reviewable Transactions") listed in Section IIB (disregarding exemptions provided by Section IID(1) through (6)) may have occurred.

                  (2) If the Review Officer determines that a Reviewable Transaction may have occurred, he/she shall submit the report and pertinent information concerning completed or contemplated portfolio transactions of the Fund to counsel for the unaffiliated directors. Such counsel shall determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section IID. Before making any determination that a violation has been committed by an unaffiliated director, such counsel shall give such person an opportunity to supply additional information regarding the transaction in question.

         G.       Sanctions.
                  ----------

                  If such counsel determines that a violation of this Code has occurred, such counsel shall so advise the President of the Fund and a committee consisting of the unaffiliated directors, other than the person whose transaction is under consideration, and shall provide the committee with the report, the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional material supplied by such person. The committee, at its option, shall

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                  either impose such sanction as it deems appropriate or refer the matter to the board of directors, which shall impose such sanctions as are deemed appropriate. The sanctions that may be imposed hereunder include, without limitation, reversing the improper personal securities transaction and/or disgorging any profit realized, censure, imposition of restrictions on personal trading and fines.

III.     Miscellaneous.
         --------------

         A.       Amendments to Adviser's Code of Ethics.
                  ---------------------------------------

                  Any amendment to Part 2, Part 6 or Part 10 of the Adviser's Code of Ethics shall be deemed an amendment to Section IA of this Code provided that any material amendment to the Adviser's Code of Ethics must be approved by the board of directors within six (6) months of the change.

         B. The officers of the Fund or their designees will report annually to the board of directors concerning material issues arising under the Code, existing procedures and any material changes to those procedures, as well as any instances requiring significant remedial action during the past year which related to that Fund. Such report shall be in writing and include any certification required by law. Such report may be made jointly with the report provided by the Adviser pursuant to the Code or, if made separately, need not duplicate information provided in the Adviser's report.

         C.       Records.
                  --------

                  The Fund shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm or such other permitted medium under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (2) A record of any violation of such code(s) of ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (3) A copy of each report made by an officer or director pursuant to such code(s) of ethics shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to such code(s) of ethics shall be maintained in an easily accessible place;

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                  (5) A list of names of all persons who are, or within the past five years, have been responsible for reviewing any transaction and holdings reports filed pursuant to such code(s); and

                  (6) A copy of each report made to the Fund directors pursuant to such code(s) must be maintained for at least five (5) years after the end of the fiscal year in which it was made, the first two (2) years in an easily accessible place.

         D.       Confidentiality.
                  ----------------

                  All reports of securities transactions and any other information filed with the Fund pursuant to this Code shall be treated as confidential, except as otherwise provided herein.

         E.       Interpretation of Provisions.
                  -----------------------------

                  The board of directors may from time to time adopt such interpretations of this Code as it deems appropriate.

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